UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   November 12, 2019 (November 7, 2019)
KIMBALL ELECTRONICS, INC.
________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Indiana	001-36454	35-2047713
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1205 Kimball Boulevard, Jasper, Indiana	47546
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code   (812) 634-4000

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	KE	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On November 7, 2019, Kimball Electronics, Inc. (the “Company”) held its Annual Meeting of Share Owners (“annual meeting”). At the annual meeting, the Share Owners approved the Company’s 2019 Profit Sharing Incentive Bonus Plan, which amended and replaced the 2014 Profit Sharing Incentive Bonus Plan. The amendments provided for a CEO-only bonus category and local bonus payment requirements pertaining to the Company’s global operations. The amendments became effective immediately. This summary is not intended to be complete and is qualified in its entirety by reference to the 2019 Profit Sharing Incentive Bonus Plan included as Exhibit 10.1 and is incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
At the Company’s annual meeting, the Share Owners approved amendments to the Company’s Amended and Restated Articles of Incorporation (as so amended, the “Amended Articles”) to (i) eliminate a supermajority voting requirement to amend the articles of incorporation under certain circumstances and (ii) provide for majority voting in uncontested director elections. The amendments became effective upon the approval by the Share Owners and the filing of the Amended Articles with the Indiana Secretary of State on November 7, 2019.
Upon approval by the Share Owners of the amendment to provide for majority voting in uncontested director elections and the filing of the Amended Articles with the Indiana Secretary of State, a corresponding amendment to the Company’s Amended and Restated By-Laws was approved by the Company’s Board of Directors (the “Board”) on November 7, 2019. The corresponding amendment, also effective November 7, 2019, adds a new Section 2.14, Director Resignation Policy, which requires an incumbent director who does not receive the requisite affirmative majority of the votes cast for his or her re-election to immediately tender his or her resignation to the Board.
This summary is not intended to be complete and is qualified in its entirety by reference to the Amended and Restated Articles of Incorporation included as Exhibit 3.1 and the Amended and Restated By-Laws included as Exhibit 3.2 and is incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders
At the Annual Meeting of Share Owners held on November 7, 2019, the following items were voted on by Share Owners:
1. The Board is divided into three classes with approximately one-third of the directors up for election each year, with Class II standing for election at this meeting. Members of the Board are elected by the plurality of the votes cast by the shares entitled to vote in the election at the meeting. Class II members were elected based on the following election results:

Class II Nominees as Directors serving a three-year term	Votes For	Votes Withheld	Broker Non-Votes
Holly A. Van Deursen	19,188,118	1,064,908	2,636,369
Michele M. Holcomb, PhD	19,966,523	286,503	2,636,369

2. The ratification of the selection of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm for fiscal year 2020 was approved based on the following voting results:

Votes For	Votes Against	Votes Abstaining
22,843,194	25,180	21,021
3. The compensation paid to the Company’s Named Executive Officers was approved, by a non-binding, advisory vote, based on the following voting results:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
19,532,527	690,891	29,608	2,636,369
4. The Company’s 2014 Stock Option and Incentive Plan was approved, based on the following voting results (there have been no changes to this plan since its initial approval in 2014):

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
14,604,634	5,591,096	57,296	2,636,369
5. The Company’s 2019 Profit Sharing Incentive Bonus Plan was approved, based on the following voting results:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
20,053,775	171,856	27,395	2,636,369
6. The amendment of the Company’s Articles of Incorporation to eliminate a supermajority voting requirement to amend the Articles of Incorporation under certain circumstances was approved, based on the following voting results:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
20,112,307	118,154	22,565	2,636,369
7. The amendment of the Company’s Articles of Incorporation to provide for majority voting in uncontested director elections was approved, based on the following voting results:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
20,195,473	33,928	23,625	2,636,369
Item 8.01 Other Events
On November 7, 2019, the Company issued a press release to announce the election of the two new independent directors, Holly A. Van Deursen and Michele M. Holcomb, PhD.
The Company’s press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
The following exhibits are filed as part of this report:

Exhibit
Number	Description
3.1	Amended and Restated Articles of Incorporation of Kimball Electronics, Inc.
3.2	Amended and Restated By-Laws of Kimball Electronics, Inc.
10.1	2019 Profit Sharing Incentive Bonus Plan
99.1	Press Release dated November 7, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL ELECTRONICS, INC.

By:	Michael K. Sergesketter
MICHAEL K. SERGESKETTER Vice President, Chief Financial Officer
Date: November 12, 2019